Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CNO Financial Group, Inc. of our report dated February 25, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in CNO Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 11, 2020